Exhibit 5

LAWRENCE J. BURIAN EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

December 6, 2019

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, DC 20549

RE:	MSG NETWORKS INC.

REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

I am Executive Vice President and General Counsel of MSG Networks Inc., a Delaware corporation (the “Corporation”), and, in such capacity, have acted as counsel to the Corporation in connection with the Corporation’s filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the registration of 345,151 additional shares of the Corporation’s Class A Common Stock, $0.01 par value per share (the “Shares”) issuable pursuant to the Corporation’s 2010 Stock Plan for Non-Employee Directors, as amended (the “Plan”).

In that capacity, I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, I advise you that in my opinion, when the Registration Statement becomes effective under the Securities Act of 1933, the terms of the sale of the Shares have been duly established in conformity with the Corporation’s Amended and Restated Certificate of Incorporation, as amended, and the Shares have been duly issued and sold as contemplated by the Registration Statement and in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware and I express no opinions with respect to the laws of any other jurisdiction. The opinion expressed in this opinion letter is as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and I assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to my attention after that date or any changes in law that may occur or become effective after that date.

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I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

By:	/s/ Lawrence J. Burian
Lawrence J. Burian
Executive Vice President and General Counsel